Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD HOSPITALITY TRUST ANNOUNCES
EARNINGS EXPECTATIONS FOR 2008, SETS EARNINGS CALL FOR
FEBRUARY 26TH
DALLAS — (January 20, 2009) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced its preliminary expectations for RevPAR, Adjusted Funds from Operations and Cash Available for Distribution for the year ended December 31, 2008.
The Company expects to report a decline of 2.0% in RevPAR for all hotels for the year ended December 31, 2008, and a decline of 8.8% in RevPAR for the fourth quarter of 2008. Not including nonrecurring items which include severance payments, gains or losses on asset values, one-time finance charges, etc., Ashford also expects to report AFFO of approximately $1.29 to $1.33 per diluted share and CAD of approximately $1.00 to $1.04 per diluted share for the year compared with $1.28 per diluted share and $1.01 per diluted share, respectively in 2007.
Commenting on the announcement, Monty J. Bennett, Ashford’s President and CEO, stated, “Although it remains our policy to refrain from guidance, we are releasing expectations for 2008 key performance measures earlier than normal. We determined that the significant favorable variance in our expected performance relative to the consensus opinion on our 2008 results warranted market awareness. Also, providing the market with an earlier update on our performance makes sense particularly at this unique time when there is limited industry operating visibility and given the lag in traditional reporting periods for us at year end. These results indicate our strategies are working to offset unprecedented lodging industry challenges.
“Our AFFO and CAD performance is directly related to our pre-emptive capital markets moves to reduce interest expense by swapping virtually all of our debt to floating LIBOR rates. Asset management strategies continue to drive bottom line performance to maintain margins as best as possible. The diversity of our assets by location and price segment is further assisted by our strong brand affiliations to perform better than the overall industry. With approximately $195 million cash on hand, just $29 million in hard debt maturities in 2009, low interest rates as result of our swap to floating and the recent restructure of the revolving credit facility, we believe we have sufficient liquidity based upon our operating projections and better covenant capacity to operate in this challenging market. We continue to manage aggressively in all areas of our business.”
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254 Phone: (972) 490-9600

AHT Announces Expectations for Fourth Quarter 2008

January 20, 2009
Ashford plans to issue its earnings release for the fourth quarter after the market closes on Wednesday, February 25, 2009, and will host a conference call on Thursday, February 26, 2009, at 1:00 p.m. ET. The number to call for this interactive teleconference is (303) 262-2175.
A replay of the conference call will be available through Thursday, March 5, 2009, by dialing (303) 590-3000 and entering the confirmation number, 11124956#.
The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com, as well as http://www.videonewswire.com/event.asp?id=54809 on Thursday, February 26, 2009, beginning at 1:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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